UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2005
THERMA-WAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26911 (Commission File Number)	94-3000561 (IRS Employer Identification No.)
1250 Reliance Way
Fremont, California 94539
(Address of principal executive offices, including Zip Code)
(510) 668-2200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 Costs Associated with Exit or Disposal Activities
SIGNATURES

ITEM 2.05 Costs Associated with Exit or Disposal Activities
On December 30, 2005, Therma-Wave, Inc. (the “Company”) adopted a plan to restructure its European operations. In connection with such restructuring plan, the Company will incur severance and related charges. The charges in connection with the restructuring plan are expected to be approximately $0.4 million, the majority of which will be recorded during the company’s fiscal third quarter ended January 1, 2006. We expect the restructuring plan will result in cash outflows of approximately $0.4 million, the majority of which will be incurred in the company’s fiscal fourth quarter of 2006.
Forward-Looking Statements
This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to the accounting charge and the cash expenditures to be incurred in connection with the restructuring. Factors that could cause actual results to differ materially from the forward-looking statements include our ability to estimate these accounting charges and related cash expenditures, unforeseen changes in accounting rules, and general political, economic and stock market conditions and events, both domestically and internationally. These factors and others are described in more detail in our public reports filed with the Securities and Exchange Commission, such as those discussed in the section titled “Factors Affecting Future Results” contained in our Annual Report on Form 10-K for the fiscal year ended April 3, 2005, all quarterly reports on Form 10-Q for the following fiscal quarters, all subsequent current reports on Form 8-K and all of our prior press releases. All forward-looking statements in this current report on Form 8-K are based on information available to us as of the date hereof, and we assume no duty to update these forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMA-WAVE, INC.
	By:	/s/ Joseph J. Passarello

Date: January 11, 2006		Name:	Joseph J. Passarello
		Title:	Senior Vice President and Chief Financial Officer